Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 12/20/07.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Proxy Statement and Annual Report

To view this material, have the 12-digit Control #(s) available and visit: **www.investorEconnect.com**

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 11/26/07.

To request material: **Internet**: www.investorEconnect.com **Telephone**: 1-800-579-1639 ****Email**: sendmaterial@investorEconnect.com

If requesting material by e-mail please send a blank e-mail with the **12 Digit Control# (located on the following page) in the subject line.

Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

ORTEC INTERNATIONAL, INC.
3960 BROADWAY
2ND FLOOR
NEW YORK, NY 10032

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BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

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ORTEC INTERNATIONAL, INC.

Vote In Person

Should you choose to vote these shares in person at the meeting you must request a copy of the material. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet

To vote ***now*** by Internet, go to **WWW.PROXYVOTE.COM.** Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

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Meeting Location

The Annual Meeting for holders as of 10/31/07
is to be held on 12/20/07 at 1:00 PM EST
at: Russ Berrie Medical and Science Pavilion
1150 St. Nicholas Avenue
New York, NY 10032

For Meeting Directions Please Call:
646-218-1861

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Voting items

Management recommends a vote FOR all proposals.

1. ELECTION OF DIRECTORS

   Nominees:

   01) Costa Papastephanou, Ph.D.
   02) John Leone
   03) Mark Bagnall
   04) Shepard Goldberg
   05) Raphael Hofstein, Ph.D.
   06) Andreas Vogler

2. To ratify the selection by the Board of Directors of BDO Seidman, LLP as our independent registered public accounting firm for the current fiscal year.

3. To amend our Certificate of Incorporation to increase the number of shares of our common stock which we are authorized to issue from 200,000,000 to 300,000,000 shares.

4. To approve our 2006 Stock Award and Incentive Plan as amended.

5. To amend our Certificates of Designation of the Relative Rights and Preferences of our Series A, Series A-1 and Series A-2 Convertible Preferred Stock, which Certificates of Designation are part of our Certificate of Incorporation, to eliminate the right of the preferred shareholders to compel us to redeem their Series A, Series A-1 and Series A-2 preferred shares in the event that (y) we are prohibited by applicable law or stock exchange rules from issuing all shares of our common stock we would otherwise be obligated to issue upon conversion of such preferred shares or (z) we have not registered for public sale, under the Securities Act of 1933, the shares of our common stock into which their preferred shares can be converted.

6. To amend our Certificate of Incorporation to change our name to Forticell Bioscience, Inc. .

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23,456,789,012.00000
68749BA99
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BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

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